Exhibit 10.1

ATLAS CFO

# SERVICES AGREEMENT

**THIS SERVICES AGREEMENT** (this "Agreement") is entered into as of **August 30, 2026**, by and between **FUSEMACHINES INC.** a company organized under the laws of Delaware (the "Company"), with offices (or mailing address) at 200 West 41st Street, 21st Floor, New York, NY 10036 and **Atlas Bookkeeping, LLC**, a Nevada limited liability corporation ("Atlas") with offices at 34522 N. Scottsdale Road, Suite 120-170, Scottsdale, AZ 85266**.**

1. Services. The Company hereby engages Atlas and Atlas hereby accepts such engagement by the Company as a services provider as specifically set forth herein and in Schedule A attached hereto (the "Services").

The Company agrees to provide in a timely manner all required information, documents, revisions, responses, updates, and other communications in order for Atlas to perform the services set forth herein. "Timely" is variable based on the type of information needed and regular accounting schedules, which could be within 24 hours during monthly close, or up to 5 business days for other essential requirements. If timeliness is not generally understood, Atlas will communicate expectations clearly with the Company.

Atlas will perform services in a timely manner according to generally accepted accounting standards for monthly, quarterly, and annual.

If the Company is unwilling or unable to provide the resources for Atlas to perform the services in a timely and complete manner, Atlas will continue to earn fees as agreed upon, regardless of the level of work performed, and will invoice accordingly.

2. Payment Terms.

(a) Recurring payments, if applicable, are due on the 1st of each month, and 1st day of each quarter when applicable. The first invoice, either for a retainer or a first recurring payment, is due on receipt. All subsequent invoices are due within thirty (30) days of receipt of invoice. Any invoice paid after due date will be charged a 2% late fee; services to be performed by Atlas will cease until all invoices are paid in full and current.

(b) The Company has the option to pay Atlas by wire transfer, ACH, company check or credit card (3% service charge will be added for credit card). The Company will communicate the preferred payment option (verbally or in writing) prior to submitting payment. The Company will plan accordingly if a physical check is mailed, so delivery times do not extend beyond fifteen (15) days of receipt of invoice. If the Company processes a late payment two cycles in a row, Atlas will initiate an auto-pay system for the Company for a processing fee of up to 3%. The Company has the option to initiate auto-pay via their own system at the start of the agreement or anytime throughout.

(c) Atlas will submit invoices to the Company according to the billing amounts and timelines as agreed upon in Schedule A.

(d) If additional services are required, both parties will agree in advance, and Schedule A will be amended accordingly.

(e) Under a recurring plan, it is generally assumed that some "cleanup activity" will be necessary to analyze and correct prior months/years of bookkeeping, in order to move forward with the recommended level of accuracy, reporting and GAAP compliance. The extent of this effort cannot be assessed until after onboarding. The work will be completed within the first quarter of onboarding, subject to Company approval and cooperation.

3. Term and Termination.

(a) Term. The term of this Agreement shall commence on the date of execution of this Agreement and continue in full force and effect unless terminated by either party, as herein provided (the "Term").

(b) Quarterly Review. For a recurring plan, on a quarterly basis, Atlas will evaluate the Services and the Monthly Fee, providing a recommendation to the Company if either should be adjusted. The intention of this quarterly review is to "right-size" the Services and Monthly Fee to closely correlate with the Company's needs and growth trajectory, which might change over time.

(c) Termination for Uncured Breach of This Agreement. Notwithstanding any other provisions of this Agreement, either the Company or Atlas may terminate this Agreement in the event of a material breach of this Agreement by the other party, if such breach remains uncured fifteen (15) days after the date of Company's written notice of breach.

(d) Termination Upon 30 Days' Written Notice. Upon 30 days' written notice to the other party, either party may terminate this Agreement.

(e) Effect of Termination. Upon any termination or expiration of this Agreement or any Statement of Work, Atlas will cease all Services under this Agreement or the terminated Statements of Work and each party shall promptly return or destroy all confidential information of the other party, including all copies, summaries and excerpts thereof, except that each party shall be entitled to retain one copy of all such information for archival purposes and compliance with such party's applicable document retention policies. Upon expiration or termination of this Agreement or a pending Statement of Work, the Company will be liable to pay for Services performed and liabilities properly incurred prior to expiration or termination.

4. Expenses. The Company is not responsible for the reasonable and necessary expenses incurred by Atlas in order to perform the Services. If additional expenses must be incurred in order for Atlas to perform the Services, such as travel, lodging, meals, telephone, extensive copying, or delivery, Atlas will present documentation for pre-approval by the Company. Any reimbursable expenses, if incurred, will be invoiced by Atlas to the Company with payment terms of 10 days of receipt.

5. Representations and Warranties of the Company.

(a) The Company hereby represents and warrants that it has full power and legal right and authority to execute, deliver, and perform under this Agreement, and that the officers executing this Agreement on behalf of the Company have full power and authority to do so.

(b) The Company hereby represents and warrants that this Agreement has been duly authorized by all necessary corporate action, has been duly executed and delivered by the Company and is enforceable against the Company in accordance with its terms, subject only to the applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the rights of creditors generally and to principles of equity.

6. Representations and Warranties of Atlas.

(a) Atlas hereby represents and warrants that it has the full ability to perform the Services in a competent and professional manner.

(b) Atlas warrants that it will, with the Company's permission, destroy all documents provided by the Company to Atlas upon Atlas's digitization of the documents, unless otherwise requested in writing by the Company and acknowledged by Atlas.

7. Indemnification.

(a) The Company and Atlas (or its designated individual providing the Services) shall enter into the Company's standard form of indemnification agreement, in substantially the form filed with the Company's most recent Annual Form on 10-K as filed with the U.S. Securities and Exchange Commission (the "SEC"). The terms of such indemnification agreement shall govern each party's indemnification rights and obligations in connection with the Services.

(b) Independent Contractor Status. It is expressly understood and agreed that Atlas will always provide the Services hereunder as an independent contractor of the Company, and that nothing in this Agreement shall be construed to create or imply an agency, partnership, joint venture or employment relationship between the parties, whatsoever.

8. Confidentiality. For purposes of this Agreement, "Confidential Information" means all non-public information disclosed by either party to the other in connection with the Services, whether oral, written, electronic, or otherwise, including financial, business, technical, and public-company information. Each party shall use the other party's Confidential Information solely to perform or receive the Services and shall not disclose it to any third party, except to its representatives who need to know it and are bound by confidentiality obligations at least as protective as those in this Section. These obligations do not apply to information that is or becomes publicly available through no breach of this Agreement, is independently developed without use of the disclosing party's Confidential Information, or is required to be disclosed by law (provided that, to the extent legally permitted, the receiving party gives prompt notice and reasonably cooperates with efforts to limit the disclosure). The obligations in this Section survive termination or expiration of this Agreement for two (2) years.

9. Work Product. All deliverables, reports, and other work product prepared by Atlas in connection with the Services shall be the property of the Company, and Atlas hereby assigns to the Company all right, title, and interest in and to such deliverables, reports, and work product.

10. Non-Solicitation. During the Term and for one (1) year thereafter, the Company will not encourage or solicit, directly or indirectly, any person who is providing services to the Company

as an employee, consultant or independent contractor of Atlas ("Service Provider") to reduce or terminate its, his or her services to Atlas for any reason. As part of this restriction, the Company will not interview or provide, directly or indirectly, any input to any third party regarding any such Service Provider during the one (1) year period, described above. Conversely, during the Term and for one (1) year thereafter, neither Atlas nor its personnel, will not encourage or solicit, directly or indirectly, any employee of the Company to reduce or terminate such employee's employment with the Company.

11. Disclaimer of Warranties.

ATLAS MAKES NO REPRESENTATION OR WARRANTY OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ATLAS DISCLAIMS (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ALL IMPLIED WARRANTIES WITH RESPECT TO THE SERVICES. NEITHER ATLAS NOR THIS AGREEMENT PURPORTS TO PROVIDE, CONSTITUTE OR IMPLY ANY LEGAL OR TAX ADVICE TO COMPANY WHATSOEVER.

12. Limited Liability.

(a) As a substantive and significant basis inducing Atlas to enter into this agreement, Company agrees that Atlas has no obligation to independently verify the accuracy of, and Atlas hereby expressly disclaims any liability that may arise from or relate to any errors or inaccuracies contained in, information provided by Company in connection with this Agreement, including, without limitation, any information contained in the Ledgers.

(b) EXCEPT FOR ANY ACTS OF FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT OR THE INDEMNIFICATION OBLIGATIONS, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY LOSS OF PROFITS, LOSS OF USE, LOSS OF REVENUE, LOSS OF GOODWILL, ANY INTERRUPTION OF BUSINESS, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (INCLUDING THE TERMINATION THEREOF), OR ANY SERVICES REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OR IS OTHERWISE AWARE OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR ANY ACTS OF FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT OR THE INDEMNIFICATION OBLIGATIONS, IN NO EVENT WILL EACH PARTY'S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY PRODUCTS EXCEED THE AMOUNT OF FEES PAID BY COMPANY TO ATLAS UNDER THIS AGREEMENT IN THE 12 MONTHS PRIOR TO THE ACCRUAL OF THE FIRST CLAIM. MULTIPLE CLAIMS WILL NOT EXPAND THIS LIMITATION. THIS SECTION WILL BE GIVEN FULL EFFECT EVEN IF ANY REMEDY SPECIFIED IN THIS AGREEMENT IS DEEMED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

(c) Company acknowledges that Atlas has set its fees and entered into this Agreement in reliance on the disclaimers of warranty, disclaimers of liability and the limitations of liability set forth in this Agreement and that the same form an essential basis of the bargain between the parties.

13. Miscellaneous Provisions.

(a) Notices. Any notice, request, demand or other communications required or permitted pursuant to this Agreement shall be in writing and shall be deemed to have been properly given if delivered in person or by courier or other overnight carrier, by facsimile transmission or by certified or registered mail, postage prepaid and return receipt requested, to each party hereto at the address indicated below or at any other address as may be designated from time to time by written notice to each party. Such notice shall be deemed given upon delivery.

If to Atlas: **Atlas Bookkeeping, LLC**
34522 N. Scottsdale Road, Suite 120-170
Scottsdale, AZ 85266
Attn: David Wells
Email: drwells@smartcfosolutions.co

If to Company: **Fusemachines Inc.**
200 West 41st Street, 21st Floor
New York, NY 10036
Attn: Sameer Maskey
Email: smaskey@fusemachines.com

(b) Entire Agreement. This Agreement, together with the attached schedules and exhibits which are incorporated herein by this reference, constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes all prior written or oral agreements, commitments or understandings with respect to the matters provided for herein, and no modification shall be binding unless set forth in writing and duly executed by each party hereto.

(c) Waiver. The waiver by any party to this Agreement of a breach, including a material breach, of any provision of this Agreement shall not be deemed a continuing waiver or a waiver of any subsequent breach of that or any other provision of this Agreement. No waiver under this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of such waiver is sought.

(d) Arbitration; Waiver of Jury Trial. Any dispute between the parties hereto arising out of or relating to this Agreement or the services rendered by Atlas to or for Company, both legal and equitable and whether sounding in tort or contract shall be resolved by arbitration before a mutually agreed upon arbitrator from Judicial Arbitration and Mediation Services (JAMS), as the exclusive and final remedy for such controversy or dispute. The arbitrator shall issue a written decision setting forth his or her essential findings and conclusions. Said decision shall be non-appealable. The decision of the arbitrator shall be bound by generally accepted legal principles, including but not limited to, all rules and legal principles concerning potential liability, burdens of proof, remedies, and measure of damages found in all applicable Delaware statutes and administrative rules and codes, and all Delaware case law. The prevailing party will be awarded reasonable attorneys' fees and costs incurred in such action or proceeding, or in the enforcement of any judgment or award rendered thereon. Reasonable attorneys' fees and costs will include, without limitations, the value of the time spent by Atlas's own attorneys to prosecute or defend such action or proceeding, with fees calculated at the attorney's normal hourly rate. In agreeing to this arbitration, both parties understand and agree that they are knowingly and irrevocably waiving the right to a jury trial and/or appeal as to any issue subject to this arbitration provision.

(e) Counterparts. For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, which shall each be considered an original.

(f) Severability. If any provision of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement will continue in full force and effect so far as the intent of the parties hereto can be carried out.

(g) Construction. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or construing the same shall not be apply a presumption that the terms hereof shall be more strictly construed or strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the preparation hereof.

(h) Equitable Relief; Cumulative Remedies. The parties agree that damages may be inadequate to compensate for the unique losses to be suffered in the event of a breach hereof (including violation of any restrictive covenant), and that the damaged party will be entitled, in addition to any other remedy it may have under this Agreement or at law, to injunctive and other relief, including specific performance of the terms of this Agreement without the necessity of posting bond. No right or remedy conferred herein is exclusive of any other right or remedy conferred herein or by law. All such remedies are cumulative of every other right or remedy conferred hereunder or at law or in equity, by statute or otherwise, and may be exercised concurrently or separately from time to time.

(i) Attorneys' Fees. In the event that litigation between the parties should be necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees.

(j) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (irrespective of its choice of law principles).

| **COMPANY:** | **ATLAS:** |
|---|---|
| By: [signature] | By: David R. Wells<br>David R. Wells (Sep 1, 2026 16:20:54 PDT) |
| Name: Sameer Maskey | Name: David Wells |
| Title: CEO | Title: Owner |
| Date: 09/03/2026 | Date: 09/01/2026 |

ATLAS CFO

**SCHEDULE A**

## Description of Services

## FUSEMACHINES ENGAGEMENT, RECURRING MONTHLY

### Finance, Accounting, and Public Company Support

- Provide ongoing public-company CFO-level financial oversight and audit support
- Review and address technical accounting matters as they arise
- Coordinate with the existing accounting team to ensure reporting standards are kept

### SEC Reports

- Provide ongoing public-company CFO-level support in connection with the Company's SEC filings and reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Registration Statements on Form S-1, Form S-3, and Form S-8.

### Equity Compensation and Stock Issuance

- Oversight of the equity vesting and share issuance process along with the stock compensation administrator
- Assist in the preparation and implementation of updated memos

### Capital Markets & Financing

- Work with management, securities counsel, and investment banks to evaluate appropriate capital-raising alternatives when required
- Evaluate financing proposals from investment prospects and their potential impact on the Company

### Cost Reduction, Budgeting & Cash Flow

- Track execution of the company's current and future cost-saving efforts
- Maintain updated budgets, forecasts, and cash flow projections
- Provide management with ongoing cash visibility and budgeting opportunities

## Assumptions

- Existing accounting infrastructure will remain in place
- Independent legal, tax, audit opinions, and valuation conclusions remain the responsibility of the Company.

## Fees

| Service | Fee |
|---|---|
| Monthly CFO Advisory Services | $14,500 |
| Monthly RSU Grant (to individual designee) | 10,000 RSUs |
| One-Time Retainer upon execution of the Agreement | $10,000 |

**Equity Compensation**
In addition to the monthly cash fee set forth above, the Company will grant 10,000 restricted stock units ("RSUs"), each RSU representing a right to receive one share of the Company's common stock par value $0.0001 per share, to David Wells (or such other individual designated by Atlas) during the engagement period under the Company's equity compensation plan, subject to the terms of the plan and a separate RSU award agreement. The first monthly grant shall be made on the date on which the Company has received EDGAR access codes for Mr. Wells from the U.S. Securities and Exchange Commission, and each subsequent monthly grant shall be made on the applicable monthly grant date. Each grant shall be fully vested as of the date of grant. The RSUs shall be granted pursuant to the terms of the Company's 2025 Omnibus Equity Incentive Plan, as amended.

The following services are not included in the fixed fee and will be quoted separately or billed hourly:

- Pro forma financial statements
- SEC comment letter responses
- Additional transactions or acquisitions beyond those currently contemplated

Company hereby acknowledges that Atlas does not render legal or tax advice and has advised the Company that same should be obtained and relied upon.

Company and Atlas agree to periodically review and amend, if necessary, the Schedule A items.

SRM
SRM
Company (Initial)

DRW
DRW
Atlas (Initial)